Exhibit 99.1


                Sapient Reports Second Quarter Financial Results

    Business Editors

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--July 28, 2005--

    Services revenues up 18% fueled by 39% growth in U.S.

    Sapient (NASDAQ: SAPE), a business innovator, today announced financial results for its second quarter ended June 30, 2005.

    Financial Highlights

    -- Consolidated services revenues were $76.3 million, up 18% from the second quarter of 2004.

    -- Earnings per share were $0.06, excluding an increase to a pre-existing restructuring charge. With the increase, earnings per share were $0.02.

    -- Operating margin increased to 9.4%, excluding an increase to a pre-existing restructuring charge. With the increase, operating margin was 2.5%.

    -- Revenue from long-term engagements increased to 39%, compared to 21% of revenue in the second quarter of 2004.

    -- Sapient completed its previously announced acquisition of Business Information Solutions, expanding its SAP and business intelligence services.

    "In the second quarter, we continued to grow our long-term revenue, which increased to 39% of revenues," said Jerry A. Greenberg, Sapient's co-chairman and co-chief executive officer. "We are also experiencing strong demand for our Internet-related consulting and our SAP business intelligence services - two key growth areas we have previously discussed."
    Consolidated services revenues for the second quarter of 2005 were $76.3 million, a less than 1% decrease compared to the first quarter of 2005, and an 18% increase compared to the second quarter of 2004. Gross revenues for the second quarter of 2005 were $78.8 million, which included $2.5 million of reimbursable expenses.
    Operating income for the second quarter of 2005 was $7.2 million, or an operating margin of 9.4%, excluding an increase to a pre-existing restructuring charge. With the restructuring charge increase, operating income was $1.9 million, or an operating margin of 2.5%. This compared to operating income of $6.2 million, or an 8.0% operating margin, for the first quarter of 2005, and operating income of $5.3 million, or an 8.2% operating margin, for the second quarter of 2004.
    Net income for the second quarter of 2005 was $8.0 million, or $0.06 per diluted share, excluding an increase to a pre-existing restructuring charge. With the restructuring charge increase, net income was $2.7 million, or $0.02 per diluted share. This compared to net income of $6.2 million, or $0.05 per diluted share, for the first quarter of 2005, and net income of $5.7 million, or $0.04 per diluted share, for the second quarter of 2004.
    During the second quarter of 2005, Sapient decreased its original estimate of sublease income from its Santa Monica, California office space, due to real estate market conditions and negotiations with potential sublease tenants. As a result, the company increased its restructuring charge, first established in 2001, by approximately $5.2 million.
    "Our revenue growth and margin expansion - despite recent adverse foreign currency movement and some challenges in the European market - underscore the strength of Sapient's business model," said Scott Krenz, Sapient's chief financial officer.

    Conference Call

    Sapient will host a discussion of the second quarter results in a conference call today at 4:30 p.m. (ET), which will be broadcast live on the Internet. For webcast registration information, please go to http://www.sapient.com/earnings.htm. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. A re-broadcast of the call will be available from July 28 at 6:30 p.m. (ET) through August 4 at 11:59 p.m. (ET) by dialing 888-286-8010 (within the U.S.) or 617-801-6888 (outside the U.S.) and entering passcode 85971660 when prompted.

    Non-GAAP Financial Measures

    In this press release, Sapient's financial results are provided both in accordance with generally accepted accounting principles
(GAAP) in the United States and using certain non-GAAP financial measures. In particular, Sapient provides its earnings figures for its second quarter 2005, excluding charges and gains, all of which are non-GAAP financial measures. These results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the Company's business, and uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, to manage the Company's business and to evaluate its performance.

    About Sapient

    Sapient, a business innovator, helps clients achieve extraordinary results from their customer relationships, business operations and technology. Leveraging a unique approach, breakthrough thinking and disciplined execution, Sapient leads its industry in delivering the right business results on time and on budget. Sapient works with clients that are driven to make a difference, including BP, Essent Energy, Harrah's Entertainment, Hilton International, Janus, National Institutes of Health (NIH), Nextel Communications, Sony Electronics, the U.S. Marine Corps, and Verizon.
    Founded in 1991, Sapient is headquartered in Cambridge, Massachusetts, and operates across North America, Europe and India. More information about Sapient can be found at www.sapient.com.

    Sapient is a registered service mark of Sapient Corporation.



Sapient Corporation
Consolidated Balance Sheets
                                                       June  December
                                                        30,       31,
                                                       2005      2004
                                                   --------- ---------
                                                       (Unaudited)
                                                     (In thousands)
Assets
Current Assets:
Cash and cash equivalents                           $50,940   $66,779
Marketable investments                               72,664    38,172
Restricted cash                                       1,357     3,168
Accounts receivable, net                             49,452    51,278
Unbilled revenues on contracts                       24,055    16,875
Prepaid expenses and other current assets            12,540     9,052
                                                   --------- ---------
  Total current assets                              211,008   185,324
                                                   --------- ---------

Marketable investments                               25,851    64,006
Restricted cash                                       2,886     3,454
Net fixed assets and other assets                    20,894    15,361
Goodwill and intangible assets, net                  15,472       643
Deferred tax asset                                      770       815
                                                   --------- ---------
  Non-current assets                                 65,873    84,279

                                                   --------- ---------
  Total assets                                     $276,881  $269,603
                                                   ========= =========

Liabilities, redeemable common stock and stockholders' equity

Current Liabilities:
Accounts payable and accrued expenses               $44,365   $42,679
Accrued restructuring costs, current portion          8,432    10,560
Income taxes payable                                  2,368     4,116
Deferred revenues on contracts                        4,323     9,285
                                                   --------- ---------
  Total current liabilities                          59,488    66,640
Accrued restructuring costs, net of current
 portion                                             16,160    15,003
Other long term liabilities                           3,235     2,027
                                                   --------- ---------
  Total liabilities                                  78,883    83,670

                                                   --------- ---------
Redeemable common stock                                 671         -
                                                   --------- ---------

                                                   --------- ---------
Stockholders' equity                                197,327   185,933
                                                   --------- ---------

  Total liabilities, redeemable common stock and
   stockholders' equity                            $276,881  $269,603
                                                   ========= =========

Sapient Corporation
Consolidated Statements of Operations

                                Three months         Six months
                                       ended              ended
                                     June 30,           June 30,
                                 ----------------- -------------------
                                    2005     2004      2005      2004
                                 ----------------- -------------------
                                              (Unaudited)
                              (In thousands, except per share amounts)

Revenues:
  Service revenues               $76,279  $64,464  $153,087  $123,342
  Reimbursable expenses            2,480    3,554     6,026     5,733
                                 ----------------- -------------------
    Total gross revenues          78,759   68,018   159,113   129,075
Operating expenses:
  Project personnel costs         43,423   36,218    89,397    72,544
  Reimbursable expenses            2,480    3,554     6,026     5,733
                                 ----------------- -------------------
    Total project personnel
     costs                        45,903   39,772    95,423    78,277
  Selling and marketing costs      3,803    4,230     7,416     8,492
  General and administrative
   costs                          21,640   17,507    42,550    34,468
  Restructuring and other
   related charges                 5,250      867     5,250       867
  Stock-based compensation            22      210        44       258
  Amortization of intangible
   assets                            212      129       341       422
                                 ----------------- -------------------

Total operating expenses          76,830   62,715   151,024   122,784
  Income from operations           1,929    5,303     8,089     6,291

Interest and other income
 (expense), net                    1,281      599     2,111     1,054
                                 ----------------- -------------------
Income before income taxes         3,210    5,902    10,200     7,345
Income tax provision                 487      232     1,326       380
                                 ----------------- -------------------
  Net income                      $2,723   $5,670    $8,874    $6,965
                                 ================= ===================

Basic and diluted net income per
 share:
Basic net income per share:        $0.02    $0.05     $0.07     $0.06
Diluted net income per share:      $0.02    $0.04     $0.07     $0.05

Weighted average common shares   124,427  122,696   124,304   122,511
Dilutive common share
 equivalents                       5,185    4,664     5,249     4,832
                                 ----------------- -------------------
Weighted average common shares and
 dilutive
common  share equivalents        129,612  127,360   129,553   127,343
                                 ================= ===================


Sapient Corporation
Consolidated Statements of Cash Flows
                                                       Six      Six
                                                      months   months
                                                       ended    ended
                                                     June 30, June 30,
                                                        2005     2004
                                                     -------- --------
                                                        (Unaudited)
                                                      (In thousands)
Cash flows from operating activities:
Net income                                            $8,874   $6,965
  Adjustments to reconcile net income to net cash
   used in operating activities:
     Loss recognized on disposition of fixed assets        1       72
     Depreciation                                      2,791    3,089
     Amortization of intangible assets                   341      258
     Provision for (recovery of) allowance for
      doubtful accounts, net                            (609)     126
     Stock-based compensation                             44      422
     Deferred income taxes                               188        -
     Changes in operating assets and liabilities
         Restricted cash                               2,190    2,717
         Accounts receivable                           2,729  (12,588)
         Unbilled revenues on contracts               (7,894)    (554)
         Prepaid expenses and other current assets    (3,712)    (378)
         Other assets                                      5     (192)
         Accounts payable                                886      641
         Accrued expenses                                931      978
         Accrued restructuring costs                    (129)  (7,879)
         Accrued compensation                          1,043    8,406
         Income taxes payable                         (1,670)     491
         Deferred revenues on contracts               (4,686)    (529)
         Other long term liabilities                   1,385      927
                                                     -----------------
          Net cash provided by operating activities    2,708    2,972
Cash flows from investing activities:
  Purchases of property and equipment                 (9,187)  (2,433)
  Cash paid for acquisition, net of cash received    (13,334)       -
  Sales and maturities of marketable investments      39,542   51,105
  Purchases of marketable investments                (35,959) (49,230)
                                                     -------- --------
          Net cash used in investing activities      (18,938)    (558)
Cash flows from financing activities:
  Proceeds from stock option and purchase plans        3,211    1,861
  Repurchases of common stock                         (2,604)       -
                                                     -------- --------
          Net cash provided by financing activities      607    1,861
                                                     -------- --------
Effect of exchange rate changes on cash                 (216)    (217)
                                                     -------- --------
(Decrease) increase in cash and cash equivalents     (15,839)   4,058
Cash and cash equivalents, at beginning of period     66,779   67,592
                                                     -------- --------
Cash and cash equivalents, at end of period          $50,940  $71,650
                                                     ======== ========


Sapient Corporation
Supplemental Data
                                                     Q2    Q1    Q2
                                                     2005  2005  2004
                                                          ------------

Service Revenues Change
  Quarter over quarter                              (0.7)% 15.7%  9.5%
  Year over year                                     18.3% 30.5% 45.1%
  Quarter over quarter in constant currency           0.5% 15.5% 10.4%
  Year over year in constant currency                17.0% 28.0% 39.8%

People Metrics
  Total people                                      2,857 2,624 1,968
  Total billable people                             2,358 2,175 1,605
  Utilization                                          73%   76%   77%
  Voluntary turnover (annualized)                      19%   16%   19%




    CONTACT: for Sapient
             Investor Contact
             Noelle Faris
             Investor Relations
             617-374-3682
             nfaris@sapient.com
                 or
             Press Contact
             Jenny McLean
             Media Relations
             310-264-5277
             jmclean@sapient.com